                                POWER OF ATTORNEY

   Know all by these presents, that the undersigned hereby makes, constitutes and appoints David G. Maffucci and Ted Orban, and each of them singly, as the undersigned's true and lawful attorneys-in-fact with full power and authority as hereinafter described to:

   1. execute for and on behalf of the undersigned, in the undersigned's capacity as a director of XERIUM TECHNOLOGIES, INC. (the "Company"), Forms
      3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules thereunder;

   2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and
      Exchange Commission and any stock exchange or similar authority, including, but not limited to, executing a Form ID for and on behalf of the undersigned and filing such Form ID with the United States Securities and Exchange Commission; and

   3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
      Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

   The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all the acts such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Act.

   This Power of Attorney shall remain in full force and effect until the earliest of: (i) the point in time at which the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (ii) thirty calendar days after the undersigned ceases to be a director of the Company and (iii) the point in time at which this Power of Attorney is revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact. Upon the first occurrence of any event described in clauses (i) through (iii) of the foregoing sentence, this Power of Attorney immediately shall terminate and shall have no further force or effect. With respect to each of Mr. Maffucci and Mr.
Orban (each a "Designee"), and notwithstanding anything to the contrary contained herein, such Designee's appointment as the undersigned's attorney-in-fact, as well as any and all of such Designee's rights under this
Power of Attorney, shall terminate and shall have no further force or effect immediately after the point in time at which such Designee ceases to be an officer of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of June, 2009.

                                    By: /s/ Michael Phillips
                                        ----------------------------------------
                            Print Name: Michael Phillips